UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: May 27, 2016
(Date of earliest event reported)

A.M. CASTLE & CO.
(Exact name of registrant as specified in its charter)

Maryland	1-5415	36-0879160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1420 Kensington Road, Suite 220 Oak Brook, IL 60523
(Address of principal executive offices)

Registrant’s telephone number including area code: (847) 455-7111

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13 e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On May 27, 2016, A. M. Castle & Co. (the “Company”) entered into a Settlement Agreement (the “Agreement”) with Raging Capital Management, LLC (“Raging Capital”) and certain of its affiliates (the “Raging Capital Group”), and Kenneth H. Traub, Allan J. Young and Richard N. Burger.

Pursuant to the terms of the Agreement, the Board of Directors of the Company will nominate for election at the Company’s 2016 annual meeting of stockholders (a) Richard N. Burger (the “Raging Capital Nominee”), (b) Michael Sheehan and (c) current director Gary A. Masse to serve as Class III directors (with a term expiring at the Company’s 2019 annual meeting of stockholders). Brian P. Anderson and Reuben S. Donnelley will not stand for re-election at the Company’s 2016 annual meeting of stockholders. In addition, the Board has agreed to disband the Finance Committee it had previously formed in connection with the prior settlement agreement entered into with the Raging Capital Group in March 2015 and to hold its 2016 annual meeting of stockholders no later than July 27, 2016.

The members of the Raging Capital Group, the Raging Capital Nominee, Kenneth H. Traub and Allan J. Young have also agreed to customary standstill restrictions during the standstill period beginning on the date of execution of the Agreement and ending on the date that is one day after the Company’s 2018 annual meeting of stockholders, including specified prohibitions against solicitation of proxies, submission of stockholder proposals, nomination of director candidates, formation of a group, calling a special meeting and engaging in extraordinary transactions with or involving the Company.

The standstill will also restrict the members of the Raging Capital Group from acquiring beneficial ownership of in excess of 22.5% of the Company’s total outstanding common stock or beneficial ownership of any of the Company’s 12.75% Senior Secured Notes due 2016, 12.75% Senior Secured Notes due 2018, 7% Convertible Notes due 2017, 5.25% Convertible Senior Notes due 2019 or any other interests in the Company’s indebtedness such that the aggregate principal amount of all such indebtedness exceeds $40,000,000.

The foregoing description of the Agreement does not purport to be a complete summary of the terms of the Agreement and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01

Other Information.

The Company will hold its 2016 Annual Meeting of Stockholders on July 27, 2016, at 10:00 a.m., Central Time. The meeting will be held at the Company headquarters at 1420 Kensington Road, Suite 220 in Oak Brook, Illinois. Holders of common stock at the close of business on June 6, 2016, are entitled to notice of and to vote at the Annual Meeting.

Item 9.01

Financial Statements and Exhibits.

(d)    The following exhibits are filed as part of this report:

Exhibit No.	Description
Exhibit 10.1	Settlement Agreement dated May 27, 2016, by and among A. M. Castle & Co., Raging Capital Management, LLC and certain of their affiliates, and Kenneth H. Traub, Allan J. Young and Richard N. Burger.
Exhibit 99.1	Press Release dated May 27, 2016.

Cautionary Statement on Risks Associated with Forward Looking Statements

Information provided and statements contained in this report that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this report and the Company assumes no obligation to update the information included in this report. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy, and the cost savings and other benefits that we expect to achieve from our facility closures and organizational changes. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “predict,” “plan,” "should," or similar expressions. These statements are not guarantees of performance or results, and they involve risks, uncertainties, and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements, including our ability to effectively manage our operational initiatives and restructuring activities, the impact of volatility of metals and plastics prices, the cyclical and seasonal aspects of our business, our ability to effectively manage inventory levels, our ability to successfully complete the remaining steps in our deleveraging plan, and the impact of our substantial level of indebtedness, as well as including those risk factors identified in Item 1A “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as amended. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except as required by the federal securities laws, we do not have any obligations or intention to report publicly any revisions to any forward-looking statements to reflect events or circumstances in the future, to reflect the occurrence of unanticipated events or for any other reason.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A.M. CASTLE & CO.

May 27, 2016	By:	/s/ Marec E. Edgar
Marec E. Edgar Executive Vice President, General Counsel, Secretary & Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 10.1	Settlement Agreement dated May 27, 2016, by and among A. M. Castle & Co., Raging Capital Management, LLC and certain of their affiliates, and Kenneth H. Traub, Allan J. Young and Richard N. Burger.
Exhibit 99.1	Press Release dated May 27, 2016.

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